===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Meadow Valley Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           MEADOW VALLEY CORPORATION
                      4411 South 40th Street, Suite D-11
                            Phoenix, Arizona 85040


                              PROXY STATEMENT AND
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 19, 2000


     To the shareholders of Meadow Valley Corporation:

     The Annual Meeting of the shareholders of Meadow Valley Corporation (the "Company") will be held at the Company's executive offices, 4411 South 40th Street, Suite D-11, Phoenix, Arizona, at 11:00 a.m. on June 19, 2000, or at any adjournment or postponement thereof, for the following purposes:

          1.   To elect three directors of the Company.

          2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 20, 2000, will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Bradley E. Larson
                                        ----------------------------------
                                        Bradley E. Larson
                                        Chief Executive Officer

May 1, 2000

                                PROXY STATEMENT

                           MEADOW VALLEY CORPORATION
                      4411 South 40th Street, Suite D-11
                            Phoenix, Arizona 85040
                           Telephone: (602) 437-5400

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 19, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meadow Valley Corporation (the "Company"), a Nevada corporation, of $.001 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 11:00 a.m. on June 19, 2000, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about May 1, 2000. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve any proposed matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                   VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 20, 2000, has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 3,559,938 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of April 20, 2000, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group.

     All shares are owned beneficially and of record. The address of all persons is in care of the Company at 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040.

                                                                       Number of Shares
                                                                       of Common Stock            Percent of
                                                                       Owned of Record           Common Stock
                           Name                                      and Beneficially (1)          Owned (1)
                           ----                                      --------------------        ------------
Kim A. Lewis, Trustee of Richard C. Lewis GST Marital Sub                       500,000               13.0%
Trust and Kim A. Lewis Survivor's Trust

Heartland Advisors, Inc.                                                        610,900               15.8%

Alan Terril (2)                                                                 140,823                3.7%

Kenneth D. Nelson (3)                                                           111,823                2.9%

Paul R. Lewis (4)                                                               214,423                5.6%

Bradley E. Larson (5)                                                           124,872                3.2%

Charles E. Cowan (6)                                                             18,167                 .5%

Gary A. Agron (6)                                                                18,167                 .5%

Earle C. May (7)                                                                 65,683                1.7%

Charles R. Norton (8)                                                             3,333                 .1%

All officers and directors as a group    (11 persons)                           715,997               18.5%

________________________

(1)  Includes stock options exercisable within 60 days from the date hereof.
(2)  Includes stock options to purchase 39,467 shares of Common Stock.
(3)  Includes stock options to purchase 32,867 shares of Common Stock.
(4)  Includes stock options to purchase 42,267 shares of Common Stock.
(5)  Includes stock options to purchase 49,667 shares of Common Stock.
(6)  Includes stock options to purchase 18,167 shares of Common Stock.
(7) Includes 11,000 shares of Common Stock and 51,350 common stock purchase warrants held by May Management, Inc., an investment management firm controlled by Mr. May.
(8)  Includes stock options to purchase 3,333 shares of Common Stock.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide for directors with staggered terms of office, to be divided as equally as possible. Nominees of each class of directors serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office. Directors not employed by the Company receive $7,500 per year for attending Board of Directors' meetings and are reimbursed for out-of-pocket expenses.

     The Board of Directors currently consists of eight members, including three Class A Directors whose terms expire in 2000, three Class B Directors whose terms expire in 2002 and two Class C Directors whose terms expire in 2001. At the Annual Meeting, the three Class A Directors are to be elected to three-year terms expiring in 2003. The nominees for the Class A Directors are Messrs. Cowan, Nelson and Terril, all of whom presently serve on the Board of Directors of the Company,

     Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

            NAME                                       POSITIONS AND OFFICES WITH THE COMPANY
            ----                                       --------------------------------------
          Nominees:                                  Class A Directors    Term Expires in 2000:
          ---------                                  ------------------------------------------

Charles E. Cowan (1)(2)                     Director

Kenneth D. Nelson                           Chief Administrative Officer, Vice President and Director

Alan A. Terril                              Vice President-Nevada Operations and Director

      Continuing Directors:                          Class B Directors  -  Term Expires in 2002:
      ---------------------                          -------------------------------------------
Gary A. Agron (1)(2)                        Director

Paul R. Lewis                               Chief Operating Officer and Director

Earle C. May(1)(2)                          Director

                                                     Class C Directors  -  Term Expires in 2001:
                                                     -------------------------------------------

Bradley E. Larson                           President, Chief Executive Officer and Director

Charles R. Norton (1)(2)                    Director

(1)     Member of the Compensation Committee

(2) Member of the Audit Committee. All Audit Committee members are "independent" as that term is defined under current Nasdaq National Market rules. The Audit Committee has recommended that the Company's audited financial statements for the year ended December 31, 1999, be distributed to the Company's stockholders. A copy of the Audit Committee Charter has been attached to this Proxy Statement.

Background

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     Bradley E. Larson, age 45, has been a director of the Company since 1994 and was appointed President in July 1995 and Chief Executive Officer in November 1995. Mr. Larson was employed by Tanner Companies from 1976 until December 1994. He was Division President of the Western Arizona region for Tanner from 1984 to 1988, Vice President of Operations from 1988 to 1989 and President of Tanner's Construction Division from 1989 until he joined the Company as its Chief Operating Officer in December 1994. Mr. Larson earned a BSE degree in Industrial Engineering from Arizona State University in 1979. He has been active in several construction industry associations and is past Chairman and Director of The Arizona Rock Products Association and a Director for the Associated General Contractors - Arizona Heavy and Highway Chapter.

     Paul R. Lewis, age 53, has been a director of the Company since 1993 and has been involved in the construction industry since 1964 as a construction worker, subcontractor and general contractor. He joined the Company (which was founded by his brother, Richard C. Lewis) in October 1993 as its Chairman and became its Chief Executive Officer in October 1994 and Chief Operations Officer in November 1995. From January 1987 to September 1993, he was President and principal stockholder of Ron Lewis Construction Company and from 1993 to 1994, he was managing member of Wiser Construction LLC, construction firms operating primarily in Nevada. Since 1994, Mr. Lewis has been a member of Wiser, a licensed but inactive entity.

     Kenneth D. Nelson, age 42, has been a director of the Company since 1993 and has been involved in the financial reporting and operations management areas of the construction industry since 1982. He joined the Company in April 1989, became Vice President of Finance in February 1992 and Vice President and Chief Financial Officer in October 1993. From August 1986 until April 1989, he was operations manager for Builders Unlimited, a construction firm based in Phoenix, Arizona. Mr. Nelson earned a Bachelors of Science Degree in Business Administration from Arizona State University in 1984.

     Alan A. Terril, age 59, joined the Company in May 1992 and became its Vice President - Nevada Operations in October 1993. From February 1979 until April 1992, he was general superintendent, responsible for on site construction management, for Ron Lewis Construction Company, a heavy construction firm owned and operated by Paul R. Lewis, the Company's Chief Operations Officer and a director.

     Gary A. Agron, age 55, was appointed to the Board of Directors in November 1995. He is an attorney who has specialized in the practice of securities law since 1977, with emphasis on representation of issuers and brokers-dealers in public offerings and private placements of equity securities. He is also a director of Xedar Corporation, a publicly held Boulder, Colorado based technology design firm, since 1973, and U.S. Pawn, Inc., a publicly held Denver, Colorado, based pawnshop operator, since 1989. He has been a director of Voy Enterprises, Inc. and Zedik Enterprises, Inc. since 1996. Mr. Agron earned a Bachelor of Arts degree and a Juris Doctorate degree, both from the University of Colorado.

     Charles E. Cowan, age 53, was appointed to the Board of Directors in November 1995. Since 1993 he has been President of Charles Cowan & Associates, Ltd. and has an extensive background in government and heavy construction industry consulting. From 1991 to 1993 he held CEO positions in Arizona's Department of Transportation and Department of Economic Security, and served with the U.S. Corps of Engineers for 25 years. He graduated with a Bachelor of Economics Degree from St. Martin's College in Olympia, Washington, and a Master's Degree in Public Administration from the University of Missouri at Kansas City, Missouri.

     Earle C. May, age 82, was appointed to the Board of Directors in March 1999. Since 1969, Mr. May has been Chairman and Chief Executive Officer of May Management Inc., an investment management firm. He earned a Bachelor of Arts degree and Master of Arts degree from the University of Wisconsin and Master of Science degree from the United States Naval Academy. He is a director of Roses Holdings, Inc., a publicly held company.

     Charles R. Norton, age 59, was appointed to the Board of Directors in March 1999. Since 1963, Mr. Norton has been involved in the highway construction industry as construction foreman, subcontractor, general manager and vice president. He graduated with a Bachelor of Science degree from Brigham Young University in 1968. From 1968 to 1972, he was General Manager of Quaker Empire Construction in Wilkes-Barre, Pennsylvania. From 1972 to 1992, Mr. Norton was Sales Manager, General Manager and Vice President of Syro Steel Company, headquarted in Girard, Ohio. Since 1992, Mr. Norton has been Vice President of Trinity Industries which purchased Syro in 1972.

     Julie L. Bergo, age 37, was named Secretary and Principal Accounting Officer and has served as the Company's Principal Accounting Officer and Controller since October 1995. She received her Bachelor of Science degree with a major in accounting from Moorhead State University in Moorhead, Minnesota.
She has over ten years experience in the accounting profession, including as a staff auditor from 1989 to 1993 with a Minneapolis, Minnesota based Certified Public Accounting firm, a regulatory and credit analyst with a regional broker/dealer in Minneapolis, Minnesota from 1993 to 1994 and a senior audit manager with a Phoenix, Arizona, based Certified Public Accounting firm from 1994 to 1995.

Executive Compensation

          The following table sets forth certain information concerning compensation paid to the Company's executive officers for the years ended December 31, 1999, 1998 and 1997:

                           Summary Compensation Table
                           --------------------------

                                       Annual Compensation           Long-Term Compensation:
                                  ----------------------------  -----------------------------------

    Name and                                                    Other Annual  Awards    All Other
Principal Position                Year   Salary      Bonus      Compensation  Options  Compensation
------------------                ----  --------  ------------  ------------  -------  ------------
Bradley E. Larson                 1999  $162,278  $138,701 (1)        0          0           0
President, Chief                  1998   150,001   133,026 (1)        0          0           0
   Executive Officer and          1997   121,385         0            0          0           0
   Director

Paul R. Lewis                     1999   125,976   108,234 (1)        0          0           0
Chief Operating                   1998   113,816    94,406 (1)        0          0           0
   Officer and Director (2)       1997    93,058         0            0          0           0

Alan A. Terril                    1999   110,054   142,746 (1)
Vice President                    1998   103,518    87,304 (1)        0          0           0
   Nevada Operations              1997    98,048    45,318 (2)        0          0           0
   and Director

Gary W. Burnell                   1999    63,700         0
Former Vice President,            1998   121,578    96,407 (1)        0          0           0
   Treasurer and                  1997    85,584         0            0          0           0
   Chief Financial Officer

Kenneth D. Nelson                 1999   100,425    84,224 (1)        0          0           0
Chief Administrative              1998    96,530    77,687 (1)        0          0           0
   Officer and Director           1997    89,203         0            0          0           0
-----------

(1) Bonus amounts reflect payments made with the Company's bonus plan for executive officers. Management believes that the value of any other benefits to any officer during the years ended December 31, 1999, 1998 and 1997, did not exceed $50,000 or fall within any category requiring inclusion.
(2) Amounts reflect a performance bonus based on individual project profitability.

     In March 1999, Mr. Larson signed a five-year employment agreement providing for an annual base salary of $162,750. In October 1997, Messrs. Lewis, Terril and Nelson signed five-year employment agreements providing for annual base salaries of $110,000, $100,000 and $95,000, respectively. Current annual salaries for these executive officers exceed the above base salary amounts.

Executive Compensation Bonus Plans

     Pursuant to plans adopted in 1996, the Company's executive officers are eligible for cash bonuses based upon the Company's profitability.

Stock Option Plan

     In November 1994 the Company adopted a Stock Option Plan (the "1994 Plan") which provides for the grant of options intended to qualify as "Incentive stock options" and "nonstatutory stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, employee directors, and key employees of the Company. Nonstatutory stock options are issuable only to non-employee directors and consultants of the Company.

     The 1994 Plan is administered by the Compensation Committee of the Board of Directors which is comprised of non-employee directors. At December 31, 1999, the Company had reserved 1,200,000 shares of Common Stock for issuance under the 1994 Plan. Under the 1994 Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the 1994 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The option price for Nonstatutory Options shall be established by the Board of Directors and shall not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant.

     No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only if the option holder remains continuously associated with the Company from the date of grant to the date of exercise, unless extended under the Plan grant. Options under the 1994 Plan must be granted within 10 years from the effective date of the 1994 Plan and the exercise date of an option cannot be later than 10 years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of April 20, 2000, options had been granted under the 1994 Plan to officers, directors, employees and consultants at an exercise price ranging from $3.875 per share to $6.25 per share. The exercise prices represented the fair market value of the Company's Common Stock at the date such options were granted. Thirty-three percent of the options indicated in the table below are exercisable after one year of continuous service to the Company, sixty-six percent following two years of continuous service to the Company and one hundred percent after three years of continuous service to the Company.

     The table below sets forth the total number of options issued to each executive officer and director of the Company through April 20, 2000.

                                                 Number of
                                                  Options          Exercise       Expiration
                                                  Granted:          Price:           Date:
                                               -------------      ----------      ----------
Bradley E. Larson                                  20,000            $6.25         11/13/05
                                                   25,000             4.38         12/16/06
                                                    7,000             5.88         01/16/08
                                                    7,000             3.88         10/21/09

Kenneth D. Nelson                                  14,000             6.25         11/13/05
                                                   15,000             4.38         12/16/06
                                                    5,800             5.88         04/16/08
                                                    5,800             3.88         10/21/09

Paul R. Lewis                                      18,000             6.25         11/13/05
                                                   20,000             4.38         12/16/06
                                                    6,400             5.88         04/16/08
                                                    6,400             3.88         10/21/09

Alan A. Terril                                     15,600             6.25         11/13/05
                                                   20,000             4.38         12/16/06
                                                    5,800             5.88         04/16/08
                                                    5,800             3.88         10/21/09

Gary A. Agron                                      10,000             6.25         11/13/05
                                                    7,500             4.38         12/16/06
                                                    1,000             5.88         04/16/08
                                                    5,000             4.00         08/13/09

Charles E. Cowan                                   10,000             6.25         11/13/05
                                                    7,500             4.38         12/16/06
                                                    1,000             5.88         04/16/08
                                                    5,000             4.00         08/13/09

Earl C. May                                        10,000             4.56         03/01/09
                                                    5,000             4.00         08/13/09

Charles R. Norton                                  10,000             4.56         03/01/09
                                                    5,000             4.00         08/13/09

Julie L. Bergo                                     10,000             6.25         11/13/05
                                                    5,000             4.38         12/16/06
                                                    3,650             5.88         04/16/08
                                                    3,650             3.88         10/21/09

Certain Transactions

     The Company was incorporated in Nevada on September 15, 1994. Effective October 1, 1994, following the death of the founder and sole stockholder of Meadow Valley Contractors, Inc. ("MVC"), the Company purchased all of the outstanding Common Stock of MVC for $11.5 million comprised of (i) a $10 million promissory note payable to the Richard C. Lewis Family Revocable Trust I, bearing interest at 10% per annum of which $5 million was due the earlier of 10 days after the closing of the initial public offering or October 31, 1995, and the remaining $5 million was due in five equal annual payments of $1 million bearing interest at 12.5% per annum commencing one year after the initial $5 million was paid and (ii) a promissory note payable to the Richard C. Lewis Family Revocable Trust I valued at $1.5 million paid in full in 1995 by the issuance of 500,000 restricted shares of the Company's Common Stock valued at $3.00 per share. During the year ended December 31, 1997, the Company made principal payments on the $10 million promissory note totaling $1.0 million to the Kim A. Lewis Survivors Trust and the Richard C. Lewis Marital Trust, each of which was created pursuant to the Richard C. Lewis Family Revocable Trust I.

     During the years ended December 31, 1997, 1998 and 1999, the Company incurred interest expense in the amount of $412,842, $243,322 and $13,698, respectively, related to the $10 million promissory note payable to the Richard
C. Lewis Family Revocable Trust I and paid interest totaling $437,500, $278,938 and $13,699, respectively, regarding the same note to the Kim A. Lewis Survivors Trust and the Richard C. Lewis Marital Trust. The note was paid in full by the Company in January 1999.

     During the years ended December 31, 1997 and 1998, the Company purchased ready mix concrete for its prestressed products subsidiary and its ready mix subsidiary from Leavitt Ready Mix, Inc. ("Leavitt"), a company owned by a sister of Mr. Paul R. Lewis, a director and officer of the Company. Leavitt was paid $90,914 in 1997, $166,703 in 1998, and $47,287 in 1999.

     In January 1998, Paul R. Lewis, the Company's Chief Operating Officer, repaid a loan from the Company in the amount of $657,575 originally extended to Mr. Lewis in December 1994.

     In 1998 and 1999, the Company paid mining royalties to Paul R. Lewis for aggregates in the amount of $109,569 and $118,365. In 1998, the Company purchased equipment from Wiser Construction, a company owned by Mr. Lewis, in the amount of $295,000.

Relationship with Independent Public Accountants

     BDO Seidman, LLP, independent accountants, has served as the independent accountants of the Company since 1994. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                               PERFORMANCE GRAPH


                COMPARISON OF 50-MONTH CUMULATIVE TOTAL RETURN*
                       AMONG MEADOW VALLEY CORPORATION,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE DOW JONES HEAVY CONSTRUCTION INDEX


                             [GRAPH APPEARS HERE]


                    * $100 INVESTED ON 10/17/95 IN STOCK OR INDEX -
                      INCLUDING REINVESTMENT ON DIVIDENDS.
                      FISCAL YEAR ENDING DECEMBER 31.


                Comparison of 50-Month Cumulative Total Return
     Among Meadow Valley Corporation, the NASDAQ Stock Market (U.S.) Index
                  and the Dow Jones Heavy Construction Index
--------------------------------------------------------------------------------

                                                                                 Dow Jones
Measurement Period           Meadow Valley            Nasdaq Stock           Heavy Construction
(Fiscal Year Covered)         Corporation         Market (U.S.) Index              Index
---------------------        -------------        -------------------        -------------------
  Measurement PT -                $100                     $100                     $100
    FYE 12/95                     $ 88                     $102                     $109
    FYE 12/96                     $ 72                     $126                     $104
    FYE 12/97                     $102                     $154                     $ 78
    FYE 12/98                     $ 80                     $216                     $ 82
    FYE 12/99                     $ 60                     $392                     $ 77

                  Graph produced by Research Data Group, Inc.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                   AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to December 31, 2000. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented at the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

    The above notice and Proxy Statement are sent by order of the Board of
                                  Directors.


                                                   /s/ Bradley E. Larson
                                                   ---------------------------
                                                   Bradley E. Larson
                                                   Chief Executive Officer

May 1, 2000

                           MEADOW VALLEY CORPORATION
                            AUDIT COMMITTEE CHARTER

One committee of the board of directors will be known as the audit committee. The audit committee shall consist of independent board members. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself from any decisions that might be influenced by that relationship.

The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management and the board of directors have established and all audit processes.

General responsibilities:

1 The audit committee provides open avenues of communication among the independent accountant and the board of directors.

2 The audit committee must report committee's actions to the full board of directors and may make appropriate recommendations.

3 The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4 The committee will meet at least annually each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5 The committee will do whatever else the law, the company's charter or bylaws or the board of directors require.

Responsibilities for engaging independent accountants:

1 The audit committee will approve the selection of the independent accountants for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee also will review any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2 The audit committee will confirm and assure the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

3 The audit committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

4 The audit committee will listen to management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

                           MEADOW VALLEY CORPORATION
                      AUDIT COMMITTEE CHARTER (continued)

Responsibilities for reviewing the annual external audit and the review of quarterly and annual financial statements:

1 The audit committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2 The audit committee will ask management and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

3 The audit committee will review the following with the independent accountant.

          A. The adequacy of the company's internal controls, including computerized information system controls and security.

          B. Any significant findings and recommendations made by the independent accountant together with management's responses to them.

4 Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountants:

          A.   The company's annual financial statements and related footnotes.

          B. The independent accountant's audit of and report on the financial statements.

          C. The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

          D. Any serious difficulties or disputes with management encountered during the course of an audit.

          E. Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

5 The independent accountant will review the interim financial reports and discuss with the audit committee any significant findings related to the review.

Periodic responsibilities:

1    Review and update the committee's charter as needed.

2 Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountant.

3 Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

4 Meet with the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
MEADOW VALLEY CORPORATION
TO BE HELD JUNE 19, 2000

     The undersigned hereby appoints Bradley E. Larson as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Meadow Valley Corporation held of record by the undersigned on April 20, 2000, at the Annual Meeting of Shareholders to be held June 19, 2000, or any adjournment or postponement thereof.


     1.    ELECTION OF DIRECTORS:
           ----------------------


     ____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).


     ____  WITHHOLD AUTHORITY  to vote for all nominees listed below.


     NOMINEES:  Charles E. Cowan;   Kenneth D. Nelson;   Alan A. Terril.


INSTRUCTIONS:   To withhold authority to vote for individual nominees, write
-------------
their names in the space provided:

     2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


     ____________________________            __________________________________
                Date                                     Signature


                                             __________________________________
                                                 Signature, If Held Jointly


     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING:

     _______